UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022 (June 1, 2022)

Inhibitor Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

449 South 12th Street, Unit 1705

Tampa, FL 33602

(888) 841-6811

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective June 1, 2022, Debra Peattie, PhD, MBA gave notice to Inhibitor Therapeutics, Inc. (the “Company”) of her retirement from the Board of Directors of the Company (the “Board”). The purpose of Dr. Peattie’s retirement is to focus on other professional opportunities and not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Compensation Committee of the Board has determined that Dr. Peattie has retired from the Board in good standing as contemplated by the Company’s 2014 Equity Incentive Plan, as amended, and therefore any vested options to purchase shares of Company common stock held by Dr. Peattie as of June 1, 2022 may be held for the entire term of such options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2022	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Nicholas J. Virca
Name: Nicholas J. Virca
Title: President and Chief Executive Officer

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